Exhibit 3.2

                               RESTATED BYLAWS

                                     OF

                          UNION BANKSHARES COMPANY

                              TABLE OF CONTENTS


ARTICLE I     Articles of Incorporation, Office, Location,
              Seal and Section Headings                                  1

  Section 1.  Articles of Incorporation                                  1
  Section 2.  Office and Location                                        1
  Section 3.  Type of Financial Institution                              1
  Section 4.  Seal                                                       1
  Section 5.  Section Headings                                           1

ARTICLE II    Annual Meeting of Shareholders                             1

  Section 1.  Place and Date                                             1
  Section 2.  Notice                                                     2

ARTICLE III   Special Meetings of Shareholders                           2

  Section 1.  Place and Date                                             2
  Section 2.  Call                                                       2
  Section 3.  Notice                                                     2

ARTICLE IV    Voting of Shares, Proxies,
              Quorum, and Actions by Consent                             3

  Section 1.  Voting Rights                                              3
  Section 2.  Proxies                                                    3
  Section 3.  Quorum                                                     3
  Section 4.  Action by Consent                                          4
  Section 5.  Record Date                                                4

ARTICLE V  Directors                                                     4

  Section 1.  Powers                                                     4
  Section 2.  Number, Qualification and Term                             4
  Section 3.  Vacancies, Resignation and Removal                         4
  Section 4.  Compensation                                               5

ARTICLE VI    Business Combinations                                      5

  Section 1.  Definitions                                                5
  Section 2.  Intended Effect                                            5
  Section 3.  Business Combinations with Parties
              Which are not Related Parties                              6
  Section 4.  Business Combinations with
              Related Parties                                            6

  Section 5.  Contents of Notice                                         6
  Section 6.  Consideration to Stockholders                              6
  Section 7.  Criteria for Approval of Business
              Combination                                                6
  Section 8.  Amendment                                                  6

ARTICLE VII   Meetings of the Board of Directors                         7

  Section 1.  Annual Meeting                                             7
  Section 2.  Regular Meetings                                           7
  Section 3.  Special Meetings, Notice                                   7
  Section 4.  Attendance as Waiver of Notice                             7
  Section 5.  Quorum and Vote Required                                   8
  Section 6.  Presumption of Assent                                      8
  Section 7.  Action by Consent                                          8
  Section 8.  Telephone Meetings                                         8
  Section 9.  Oath of Office                                             8
  Section 10. Maximum Age                                                9

ARTICLE VIII  Committees                                                 9

  Section 1.  Executive Board                                            9
  Section 2.  Other Committees                                           9
  Section 3.  Alternates                                                 9
  Section 4.  Proceedings                                                9

ARTICLE IX    Officers                                                  10

  Section 1.  Title and Number                                          10
  Section 2.  When Chosen                                               10
  Section 3.  Additional Officers                                       10
  Section 4.  Vacancies, Term and Removal                               10
  Section 5.  Security                                                  10
  Section 6.  Chairman of the Board                                     10
  Section 7.  President                                                 10
  Section 8.  Vice Presidents                                           11
  Section 9.  Secretary                                                 11
  Section 10. Clerk                                                     11
  Section 11. Treasurer                                                 11
  Section 12. Delegation of Authority                                   11
  Section 13. Compensation of Officers                                  12

ARTICLE X     Contracts, Loans, Checks or Deposits                      12

  Section 1.  Contracts                                                 12
  Section 2.  Loans                                                     12
  Section 3.  Checks, Drafts, etc.                                      12

ARTICLE XI    Voting Shares of Other Corporations                       12

  Section 1.  Voting Shares of Other Corporations                       12

ARTICLE XII  Resignations                                               12

  Section 1.  Resignations                                              12

ARTICLE XIII  Certificates for Shares                                   13

  Section 1.  Certificates for Shares                                   13
  Section 2.  Classes and Series of Classes of Stock                    13

ARTICLE XIV   Transfers and Registration of
              Shares and Dividends                                      13

  Section 1.  Transfer of Shares                                        13
  Section 2.  Registered Shareholders                                   13
  Section 3.  Dividends                                                 14

ARTICLE XV    Lost Certificates                                         14

  Section 1.  Lost Certificates                                         14

ARTICLE XVI   Indemnification of Officers, Directors,
              Employees and Agents; Insurance                           14

  Section 1.  General                                                   14
  Section 2.  Derivative Actions                                        15
  Section 3.  Special Right to Indemnification in Certain Cases         15
  Section 4.  Determination in Specific Cases                           15
  Section 5.  Advancement of Expenses                                   16
  Section 6.  Bylaw Indemnification Rights Not Exclusive;
              Enforceable by Separate Action                            16
  Section 7.  Insurance                                                 17
  Section 8.  Miscellaneous                                             17
  Section 9.  Amendment                                                 17

ARTICLE XVII  Fiscal Year                                               17

  Section 1.  Fiscal Year                                               17

ARTICLE XVIII Amendments                                                17

  Section 1.  Amendments                                                17

                                  ARTICLE I

                Articles of Incorporation, Office, Location,
                --------------------------------------------

                          Seal and Section Headings
                          -------------------------

      Section 1. Articles of Incorporation. The name of this corporation shall be Union Bankshares Company (the "Company"). References in these bylaws to the Articles of Incorporation shall mean the Articles of Incorporation of the Company as from time to time in effect. References in these bylaws to the Maine Business Corporation Act (the "Act") and to particular sections of the Act are to said Act and said sections, or to any successor provisions, as in effect from time to time.

      Section 2. Office and Location. The registered office shall be that office specified in the Articles of Incorporation. The principal office and place of business of the Company shall be at Ellsworth, Maine, and the Company may have such other offices and places of business, both within and without the State of Maine as the Board of Directors may from time to time fix, or as the business of the Company may from time to time require.

      Section 3. Type of Financial Institution The Company is a bank holding company organized under the Maine Business Corporation Act.

      Section 4. Seal. The seal of the Company shall be circular in form with the name of the Company, the word "Maine" and the year of its incorporation so engraved on its face that it may be embossed on paper by pressure, provided that the Board of Directors may adopt a wafer seal in any form in respect of any particular document or instrument, in which case such wafer seal affixed to such document or instrument shall be the corporate seal of this Company thereon for all purposes provided by law. The corporate seal may be adopted at any time by a vote of the Board of Directors at a meeting duly called and held in accordance with these Bylaws.

      Section 5. Section Headings. The headings of Articles and Sections set forth herein are for convenience only, and shall not be considered in construing these Bylaws.

                                 ARTICLE II

                       Annual Meeting of Shareholders
                       ------------------------------

      Section 1. Place and Date. The Annual Meeting of shareholders (the "Annual Meeting") shall be held during the months of April, May or June at the office of the Company or at such other location as may be designated by the Board of Directors. The date and hour of the meeting shall be fixed by the Board. The Directors shall be elected at the Annual Meeting of the Shareholders and each Director elected shall serve until his or her term expires and until his or her successor shall have been duly elected and qualified or until his or her earlier resignation or removal from office.

      Section 2. Notice. Unless waived in the manner prescribed by law, written notice of the annual meeting stating the place, day and hour thereof shall, unless otherwise prescribed by statute, be delivered not less than Ten (10) nor more than Sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Clerk, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with required postage, addressed to the shareholder at his or her address as it appears in the records of the Company. Notice of any adjourned meeting of the shareholders shall not be required to be given, except where expressly required by law, provided that the time and place for reconvening the adjourned meeting are announced at the meeting at which an adjournment is taken, unless the adjournment shall be for a period in excess of thirty (30) days, in which event new notice shall be given in the manner provided in this section. Attendance of a shareholder at a meeting, in person or by proxy, shall of itself constitute waiver of notice and call, and of any defects therein, except when the shareholder attends a meeting solely for the purpose of stating his or her objection, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened or that insufficient notice thereof was given.

                                 ARTICLE III

                      Special Meetings of Shareholders
                      --------------------------------

      Section 1. Place and Date. Special meetings of shareholders for any purpose or purposes may be held at such time and place, within or without the State of Maine, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Call. Special meetings of the shareholders, for any purpose or purposes, may be called by the President, the Clerk, the Chairman of the Board of Directors, a majority of the Board of Directors, or the holders of not less than 10% of the stock entitled to vote at the meeting, unless otherwise prescribed by statute.

      Section 3. Notice. Unless waived in the manner prescribed by the Act, written notice of a special meeting of shareholders, stating the place, day and hour thereof, and the purpose or purposes for which the meeting is called, shall be delivered in the manner prescribed herein for the Annual Meeting of Shareholders.

                                 ARTICLE IV

          Voting of Shares, Proxies, Quorum, and Actions by Consent
          ---------------------------------------------------------

      Section 1. Voting Rights. Each outstanding share of stock entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Neither treasury shares nor shares of its own stock held by the Company nor shares hypothecated to the Company shall be entitled to vote. Except to the extent that the vote of a greater number of shares or voting by classes or series of shares is required by statute or by the Articles of Incorporation, at any meeting of shareholders which has been duly called, or notice and call of which has been unanimously waived, and at which a quorum is present, any corporate action may be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine. Shares held by an administrator, executor, personal representative, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into such trustee's name, which transfer shall reflect his or her capacity as trustee. Shares standing in the name of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is conferred by statute or is authorized by the court which appointed such receiver. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred on the records of the Company into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so long as they stand of record in the pledgee's name.

      Section 2. Proxies . At all meetings of shareholders, a shareholder may vote in person or by a proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Clerk of the Company either before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless it expressly and conspicuously states that it is irrevocable and unless it otherwise complies with the requirements of law.

      Section 3. Quorum . The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by the Act. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice (except as otherwise provided by the Act) other than announcement at the meeting, until a quorum shall be present or represented. Upon the reconvening of any adjourned meeting, if a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 4. Action by Consent. Any action required or permitted by law to be taken at any annual or special meeting of shareholders may be taken without a meeting if written consents, setting forth the actions taken, are signed by the holders of all outstanding shares entitled to vote on such action and are filed with the Clerk of the Company as part of the corporate records. Such written consents may contain statements in the form of, and in any case shall have the same effect as, a unanimous vote or votes of the shareholders and may be stated as such in any certificate or document required or permitted to be filed with the Secretary of State of Maine, and in any certificate or document prepared or certified by any officer of the Company for any purpose.

      Section 5. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of a dividend or other distribution or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a record date for any such determination which shall in no case be more than sixty (60) days and not less than ten (10) days prior to the date designated for the meeting or distribution.

                                  ARTICLE V

                                  Directors
                                  ---------

      Section 1. Powers. The Board of Directors shall manage and control the business, property and affairs of the Company. In the management and control of the business, property and affairs of the Company, the Board of Directors is hereby vested with all of the powers and authority of the Company itself, so far as not inconsistent with the Act or other laws of the State of Maine, the Articles of Incorporation or these Bylaws.

      Section 2. Number, Qualification and Term. The number of Directors shall be not less than ten (10) nor more than twenty-five (25) persons. Not less than two thirds of the Directors shall be residents of the State of Maine. Any director who ceases to be a resident of the State of Maine shall be deemed to have resigned from the Board and shall be replaced if such change in residence results in a violation of the residency requirements of this section. No person shall be eligible to serve as a director unless he or she is the actual and beneficial owner of capital stock of the Company with a market value of at least $5,000 ("Qualifying Shares"). Qualifying Shares may not be encumbered. The Directors shall be elected at the annual meeting of the shareholders, and each Director elected shall serve until his or her term expires and until his or her successor shall have been elected and qualified or until his or her earlier resignation or removal from office.

      Section 3. Vacancies, Resignation and Removal. Any vacancy in the Board of Directors, including newly created directorships created by increase in the numbers of Directors, may be filled by a majority of the remaining Directors. Any Director may resign his or her office by delivering a written resignation to the President or Clerk. Directors may be removed from office in the manner prescribed by the Act.

      Section 4. Compensation . The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to pay each Director for his or her expenses, if any, of attendance at each meeting of the Board of Directors and establish reasonable compensation for each Director who is not also an officer. Members of either standing or special committees may be allowed such compensation as the Directors may determine for attending committee meetings.

                                 ARTICLE VI

                            Business Combinations
                            ---------------------

      Section 1. Definitions. For purposes of this Article VI, the terms set forth below shall be defined as follows:

            (a)   "Business Combination" shall mean

                  (i) any purchase, sale, exchange, lease, or other transfer, except in the ordinary course of business, of more than 5% of the consolidated assets of the Company and its subsidiaries; or

                  (ii) any merger or consolidation of the Company or any of its subsidiaries with another party; or

                  (iii) any issuance or reclassification of securities,
            recapitalization or other transaction which has the effect, directly or indirectly, of increasing the proportionate interest of a Related Party in the Company's outstanding stock.

            (b) "Related Party" shall mean any person or entity which is the beneficial owner of 10% or more of the outstanding common stock of the Company.

            (c) "Beneficial Owner" means a person or entity who directly or indirectly has or shares voting power with respect to any shares of stock or who has the present or future right to acquire such voting power through agreement, arrangement, understanding, conversion, exchange, warrant, option or otherwise.

      Section 2. Intended Effect. The intent of this Article VI is to provide for special methods of approval by the directors and stockholders of the Company with respect to proposed Business Combinations to which the Company is a party. Nothing contained in this Article shall be deemed to limit or restrict, where applicable, any provisions of law or of these Bylaws.

      Section 3. Business Combinations with Parties Which are not Related Parties. Neither the Company nor any subsidiary of the Company shall become a party to any Business Combination until the proposed Business Combination
(i) has been approved and recommended to the stockholders by an affirmative vote of not fewer than 90% of the Board of Directors; and (ii) has been approved by the affirmative vote of the holders of not less than 67% of the outstanding common stock of the Company.

      Section 4. Business Combinations with Related Parties. The requirements of Section 6.3 shall apply to any Business Combination between the Company or any of its subsidiaries and a Related Party except that such Related Party shall not be entitled to vote shares of the Company's common stock beneficially owned by it on the question of approval of the Business Combination, and the affirmative vote of the holders of 67% of the Company's outstanding common stock exclusive of stock beneficially owned by such Related Party shall be required for such approval.

      Section 5. Contents of Notice. The notice of any stockholder's meeting at which a Business Combination is to be considered shall be accompanied by proxy materials in compliance with the requirements of the Securities Exchange Act of 1934 or successor statute, fully disclosing the nature of the proposed Business Combination.

      Section 6. Consideration to Stockholders. Neither the Company nor any subsidiary of the Company shall become a party to any Business Combination with a Related Party unless, in connection with such Business Combination, (i) each stockholder of the Company is offered cash or other consideration for each share of the Company's common stock owned by him, the fair market value of which is not less than the highest price per share paid by such Related Party in acquiring any of its holdings of the Company's common stock, and (ii) no holder of the Company's common stock will receive consideration in any form or proportion different from that received by any other stockholder in connection with such Business Combination.

      Section 7. Criteria for Approval of Business Combination. In determining whether to recommend approval of a Business Combination to the stockholders of the Company, the Board of Directors shall consider, in addition to the adequacy of the proposed consideration offered in connection with the Business Combination, the following factors: (i) the long term social and economic effect of the proposed Business Combination on the employees and customers of the Company and its subsidiaries and on other elements of the communities in which the Company and its subsidiaries operate; (ii) the experience and integrity of the acquiring person or entity; and (iii) the financial condition, earnings prospects and management philosophy of the acquiring person or entity.

      Section 8. Amendment. Notwithstanding any other provisions of these Bylaws, this Article VI shall not be amended or repealed without the affirmative vote of not less than 90% of the Board of Directors and the holders of not less than 67% of the Company's outstanding common stock.

                                 ARTICLE VII

                     Meetings of the Board of Directors
                     ----------------------------------

      Section 1. Annual Meeting. An annual meeting of the Board of Directors shall be held at the next scheduled Board meeting following the Annual Meeting of the shareholders unless another place and time shall be fixed by the consent in writing of all the Directors. No other notice of such meeting shall be necessary. At the annual meeting, the Directors shall elect officers for the ensuing year (except for the Clerk who shall be elected by the stockholders at the Annual Meeting). Within thirty (30) days after the Annual Meeting of the Board of Directors for election of officers, the Clerk shall cause to be published in a local newspaper of general circulation in Hancock County, or in such other newspaper as may be designated by the Maine Superintendent of Banking, a list of the officers and directors of the Company and shall return a copy of such list of officers to the Maine Superintendent of Banking to be kept on file for public inspection.

      Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place within or without the State of Maine as shall from time to time be fixed by the Board. Unless otherwise specified by the Board, no notice of such regular meetings shall be necessary, except as otherwise provided by the Act, including without limitation, Section 601 thereof.

      Section 3. Special Meetings, Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, President, Clerk, Secretary or any other person or persons authorized by the Act to call such meetings. The person or persons calling the special meeting shall fix the time and place thereof. Notice of each special meeting of the Board of Directors shall be given by the Clerk, Secretary or the person or persons calling the special meeting. It shall be sufficient notice to a Director of a special meeting to send notice by mail at least 72 hours before the meeting, addressed to him or her at his or her usual or last known business or residence address, or to give notice to him or her in person or by telephone, telecopy or other facsimile transmission at least 24 hours before the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, properly addressed, with postage prepaid. If notice be given by facsimile transmission, such notice shall be deemed to be delivered when received. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of meeting, except as otherwise required by law. The giving of notice of a special meeting of the Board of Directors by the person or persons authorized to call the same shall constitute the call thereof. Any director may waive notice of any meeting by signing a waiver of notice, either before or after the meeting.

      Section 4. Attendance as Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose, stated at the commencement of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called, noticed or convened.

      Section 5. Quorum and Vote Required. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business. The Directors present at a duly constituted meeting at which a quorum was once present may continue to do business and take action at the meeting notwithstanding the withdrawal of enough Directors to leave less than a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice if the time and place at which the adjourned meeting is to be reconvened is announced at such meeting. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the vote of a greater number is required by these Bylaws or the Act. If at any time there are fewer directors in office than the minimum number of Directors fixed by these Bylaws, the directors then in office may transact no other business than the filling of vacancies on the Board of Directors, until sufficient vacancies have been filled so that there are in office at least the minimum number of directors fixed by these Bylaws or by the Articles of Incorporation.

      Section 6. Presumption of Assent. A Director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or such dissent is forwarded by certified or registered mail to the clerk of the Company immediately after adjournment of the meeting. Such rights of dissent shall not apply to a director who voted in favor of such action.

      Section 7. Action by Consent. Any action required or permitted to be taken at a meeting of the Directors, or of a committee of the Directors, may be taken without a meeting if all of the Directors, or all of the members of the committee, as the case may be, sign written consents setting forth the action taken or to be taken, at any time before or after the intended effective date of such action. Such consents shall be filed with the minutes of Directors' meetings or committee meetings, as the case may be, and shall have, and may be stated by any officer of the Company to have, the same effect as a unanimous vote or resolution of the Board of Directors at a legal meeting thereof. Any such action taken by unanimous written consent may, but need not, be set forth in the form of resolutions or votes.

      Section 8. Telephone Meetings. Members of the Board of Directors or of any committee designated thereby may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting in such manner by any member who does not object at the beginning of such meeting to the holding thereof in such manner shall constitute presence in person at such meeting.

      Section 9. Oath of Office. Each director shall be sworn annually to the proper discharge of his or her duties, and he or she shall take an oath that the Qualifying Shares owned by him or her are unencumbered and that such shares shall remain unencumbered during his or her term of office. Such oath shall be taken within 60 days of election to office, or such office shall become vacant.

      Section 10. Maximum Age. No person shall remain as a Director of the Bank after attaining the age of seventy-two (72) years and upon reaching the age of seventy-two (72) years shall relinquish the position of Director.

                                ARTICLE VIII

                                 Committees
                                 ----------

      Section 1. Executive Board. The Board of Directors, by a resolution adopted by a majority of the Directors then in office, may designate from among its members an executive committee (the "Executive Board") of not fewer than five (5) nor more than eight (8) members, two thirds of whom shall be residents of the State of Maine, one of whom shall be the President and one of whom will be the Chairman. The Executive Board shall have the full powers of the Board of Directors in regard to the ordinary operation of the business of the Company, which powers may be exercised at all times when the full Board is not in session, subject always to any specific vote of the Board. The Executive Board shall meet at such intervals as may be determined by the full Board of Directors, at a time and place designated by the President.

      Section 2. Other Committees. The Board may also, by a resolution adopted by a majority of the full Board of Directors then in office, designate from among its members one or more other committees, each committee to consist of two or more Directors. Any such committee shall exercise, to the extent provided by the Board, and subject to limitations imposed by statute, the powers of the Board of Directors in the management of the Company's business, subject to any specific vote of the Board.

      Section 3. Alternates. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

      Section 4. Proceedings. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors. Members of the committees may be removed from office, with or without cause, by resolution adopted by a majority of the full Board of Directors then in office. So far as practicable, the provisions of these Bylaws relating to the calling, noticing and conduct of meetings of the Board of Directors shall govern the calling, noticing and conduct of meetings of the Executive Board and any other committees. The presence of a majority of the members of any committee shall constitute a quorum at any meeting thereof.

                                 ARTICLE IX

                                  Officers
                                  --------

      Section 1. Title and Number. The officers of the Company shall be chosen by the Board of Directors and shall include a Chairman and a President (who shall be a member of the Board of Directors), one or more Vice Presidents (one or more of whom may be designated as an Executive Vice President or Senior Vice President), a Secretary, a Treasurer, one or more Assistant Treasurers, one or more Trust Officers (one of whom may be designated as Senior Trust Officer), and a Clerk. The Clerk shall be a resident of the State of Maine. Any two or more offices may be held by the same person.

      Section 2. When Chosen. The Board of Directors shall elect the officers at each annual meeting of the Directors; except that the Clerk shall be elected by the shareholders at the Annual Meeting and shall hold office until the Company changes its Clerk in the manner provided by the Act.

      Section 3. Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      Section 4. Vacancies, Term and Removal. The officers of the Company shall hold office until their successors have been chosen and qualified or until their earlier death, resignation or lawful removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board, with or without cause. Any vacancy occurring in any office of the Company may be filled by the Board of Directors.

      Section 5. Security. The Board of Directors may require security for the fidelity and faithful performance of duties by its officers, employees and agents. Such security may consist of a bond executed by one or more surety companies authorized to transact business in the State of Maine.

      Section 6. Chairman of the Board. The Board of Directors may designate from among its members a Chairman of the Board who shall have such duties as may be assigned to him or her from time to time by the Board of Directors.

      Section 7. President. The President shall be the chief executive officer of the Company and shall preside at all meetings of the shareholders and of the Board of Directors. Subject to the control of the Board of Directors, the President shall be responsible for the general management of the business and affairs of the Company, shall see that all orders and resolutions of the Board of Directors are implemented and shall report annually to the stockholders regarding the affairs of the Company. The President shall have the authority to sign deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise signed or executed.

      Section 8. Vice Presidents. The Vice Presidents shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. In the absence or in the case of the disability of the President, the Board of Directors shall appoint an Executive Vice President or, if there shall be no Executive Vice President, a Vice President, to perform the duties and exercise the powers of the President during his absence or disability.

      Section 9. Secretary. The Secretary shall record or cause to be recorded the proceedings and actions of all meetings of the stockholders and directors and shall give or cause to be given all notices required by these bylaws, by law or by action of the Board by which no other provision is made.

      Section 10. Clerk. In the absence or at the direction of the Secretary, the Clerk shall record the proceedings and actions of all meetings of the stockholders and directors and may give or cause to be given all notices required by these bylaws, by law or by action of the Board for which no other provision is made. The Clerk shall keep, in a book kept for such purpose, the records of all meetings of the shareholders and the Board of Directors and shall perform such duties and have such powers as are prescribed by the Act, including without limitation, Subsection 11 of
Section 714 thereof. The Clerk shall have custody of the corporate seal and may affix the same to documents requiring it, and attest to the same. The Clerk may permit the President or Secretary to keep a duplicate of the corporate seal. The Clerk shall be a resident of the State of Maine. If the Clerk dies, or becomes incapacitated, resigns or is otherwise unable to perform his or her duties, the Board shall promptly appoint another clerk who shall execute and file in the Office of the Secretary of State of Maine a written statement of his or her appointment.

      Section 11. Treasurer. The Treasurer shall have custody of corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Company.
The Treasurer shall have authority to sign checks, drafts or orders for the payment of money and to execute conveyances, leases assignments, releases, transfers of stock certificates and written bonds, and all other instruments authorized or required by law or by vote of the Board of Directors, unless otherwise provided by resolution of the Board of Directors, and shall in general perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

      Section 12. Delegation of Authority. In the case of the absence of any officer of the Company or for any reason that the Board may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder or agent for whatever period of time it deems desirable, providing that a majority of the entire Board concurs therein.

      Section 13. Compensation of Officers. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Company.

                                  ARTICLE X

                    Contracts, Loans, Checks or Deposits
                    ------------------------------------

      Section 1. Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

      Section 2. Loans. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers or agent or agents of the Company and in such manner as is provided in these Bylaws or as shall from time to time be determined by resolution of the Board of Directors.


                                 ARTICLE XI

                     Voting Shares of Other Corporations
                     -----------------------------------

      Section 1. Voting Shares of Other Corporations. The President, the Executive Vice President, the Secretary and the Treasurer, in that order, shall have authority to vote shares of other corporations standing in the name of the Company, and the President, Secretary or Clerk is authorized to execute in the name and on behalf of this Company proxies appointing any one or more of the officers first above named, in the order above named, as proxies for such purpose.

                                 ARTICLE XII

                                Resignations
                                ------------

      Section 1. Resignations. Any director or other elected officer or member of any committee, except the Clerk, may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall take effect from the time of its receipt by the Clerk, who shall record such resignation, noting the day, hour and minute of its reception. The acceptance of a resignation shall not be necessary to make it effective. The Clerk may resign only as provided by law.

                                ARTICLE XIII

                           Certificates for Shares
                           -----------------------

      Section 1. Certificates for Shares. Certificates representing shares of the Company shall be in such form as shall be determined by the Board of Directors. Each such certificate shall be signed by any two (2) of: the President, a Vice President, the Clerk or the Treasurer, and each must be sealed with the corporate seal or facsimile thereof. The signatures of such officers upon the certificate may be facsimiles if the certificate is countersigned by the Clerk or a transfer agent or is registered by a registrar, other than the Company itself or one of its employees. Each certificate for a share shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, the number of shares issued to such person and the date of issue shall be entered on the stock transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled. No new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except as provided by Article XIV, Section 1 below.

      Section 2. Classes and Series of Classes of Stock. If the Company is authorized to issue more than one class of stock or more than one series of any class, any designations, preferences or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of said preferences or rights shall be set forth in full or summarized on the face or back of each certificate. The Company shall furnish without charge to any shareholder who so requests any designations, preferences or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

                                 ARTICLE XIV

             Transfers and Registration of Shares and Dividends
             --------------------------------------------------

      Section 1. Transfer of Shares. Transfer of shares of the Company shall be made only on the stock transfer books of the Company by the holder of record thereof or by the legal representative of such holder who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney, duly executed and filed with the Clerk of the Company, and only upon surrender for cancellation of the certificates for such shares. Whenever any transfer shall be made for collateral security and not absolutely, the fact shall be so expressed in the entry of said transfer.

      Section 2. Registered Shareholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

      Section 3. Dividends. Dividends upon the capital stock of the Company may be declared by the Board of Directors in its discretion at any regular or special meeting, subject to the restrictions imposed by law. Dividends may be paid in cash, in property or in shares of the capital stock of the Company. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors, in its absolute discretion, determines to be proper as a reserve or reserves for meeting contingencies, for repairing or maintaining any property of the Company or for such other purposes as the Board of Directors may determine to be in the best interests of the Company, and the Board may modify or abolish any such reserve in the manner in which it was created.

                                 ARTICLE XV

                              Lost Certificates
                              -----------------

      Section 1. Lost Certificates. The Board of Directors may direct a replacement or duplicate certificate for shares of this Company to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, destroyed or mutilated. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Company and its officers and agents from any claim that may be made against it with respect to any such certificate alleged to have been lost, destroyed or mutilated. The powers and duties of the Board prescribed in this ARTICLE XV may be delegated in whole or in part to any registrar or transfer agent.

                                 ARTICLE XVI

            Indemnification of Officers, Directors, Employees and
            -----------------------------------------------------
                              Agents; Insurance
                              -----------------

      Section 1. General. Subject to Section 4 of this Article XVI, the Company shall in all cases indemnify any officer or director, and may indemnify such other person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement to the extent actually and reasonably incurred by that person in connection with such action, suit or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which that person shall have been finally adjudicated:

      A. not to have acted honestly or in the reasonable belief that his or her action was in or not opposed to the best interests of the Company or its stockholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries; or

      B. with respect to any criminal action or proceeding, to have had reasonable cause to believe that his or her conduct was unlawful.

      The termination of any action, suit or proceeding by judgment, order or conviction adverse to that person, or by settlement or plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not act honestly or in the reasonable belief that his or her action was in or not opposed to the best interests of the Company or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust or its participants or beneficiaries and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      Section 2.  Derivative Actions.  Notwithstanding any provision of
Section 1 or 4, the Company shall not indemnify any person with respect to any claim, issue or matter asserted by or in the right of the Company as to which that person is finally adjudicated to be liable to the Company unless the court in which the action, suit or proceeding was brought shall determine that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such amounts as the court shall deem reasonable.

      Section 3. Special Right to Indemnification in Certain Cases. Any provisions of Section 1, 2 or 4 to the contrary notwithstanding, to the extent that a director, officer, employee or agent of the Company, or any other person whom the Company has authority to indemnify under Section 1, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2, or in defense of any claim, issue or matter therein, that person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith. The right to indemnification granted by this subsection may be enforced by a separate action against the Company, if an order for indemnification is not entered by a court in the action, suit or proceeding wherein that director, officer, employee, agent or other person was successful on the merits or otherwise.

      Section 4. Determination in Specific Cases. Any indemnification under Section 1, unless ordered by a court or required by these Bylaws, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of any director, officer, employee, agent or other person is consistent with the terms of this Article XVI. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not seeking indemnification or, if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders. Such a determination once made may not be revoked and, upon the making of that determination, the director, officer, employee, agent or other person may enforce the indemnification against the Company by a separate action notwithstanding any attempted or actual subsequent action by the Board of Directors.

      Section 5. Advancement of Expenses. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be authorized and paid by the Company in advance of the final disposition of that action, suit or proceeding upon a determination made in accordance with the procedure established in Section 4 that, based solely on the facts then known to those making the determination and without further investigation, the person seeking indemnification satisfied the standard of conduct prescribed by Section 1, and upon receipt by the Company of:

      A. a written understanding by or on behalf of the person to repay that amount if that person is finally adjudicated:

            (1) not to have acted honestly or in the reasonable belief that person's action was in or not opposed to the best interests of the Company or its stockholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of such plan or trust or its participants or beneficiaries;

            (2) with respect to any criminal action or proceeding, to have had reasonable cause to believe that the person's conduct was unlawful; or

            (3) with respect to any claim, issue or matter asserted in any action, suit or proceeding brought by or in the right of the Company, to be liable to the Company, unless the court in which that action, suit or proceeding was brought permits indemnification in accordance with Subsection 2; and

      B. a written affirmation by the person that he or she has met the standard of conduct necessary for indemnification by the Company as authorized in this Section.

      The undertaking required by Paragraph A shall be an unlimited general obligation of the person seeking the advance, but need not be secured and may be accepted without reference to financial ability to make the repayment.

      Section 6. Bylaw Indemnification Rights Not Exclusive; Enforceable by Separate Action. The indemnification and entitlement to advances of expenses provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in that person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent, trustee, partner or fiduciary and shall inure to the benefit of the heirs and personal representatives of such a person. A right to indemnification required by this Article may be enforced by a separate action against the Company, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.

      Section 7. Insurance. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the Company would have the power to indemnify that person against such liability under this section.

      Section 8. Miscellaneous. For purposes of this Article, references to the "Company" shall include, in addition to the surviving entity or new entity, any participating entity in a consolidation or merger. For purposes of this Article, the Company shall be deemed to have requested a person to serve an employee benefit plan whenever the performance by him or her of his or her duties to the Company also imposes duties on, or otherwise involves services by, him or her to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person seeking indemnification with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by him or her with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interests of the participants or beneficiaries of the plan shall be deemed to be for a purpose which is in the best interests of the Company.

      Section 9.  Amendment.  Any amendment, modification or repeal of this
Article XVI shall not deny, diminish or otherwise limit the rights of any person to indemnification or advance hereunder with respect to any action, suit or proceeding arising out of any conduct, act or omission occurring or allegedly occurring at any time prior to the date of such amendment, modification or repeal.

                                ARTICLE XVII

                                 Fiscal Year
                                 -----------

      Section 1. Fiscal Year. The fiscal year of the Company shall be the calendar year.

                                ARTICLE XVIII

                                 Amendments
                                 ----------

      Section 1. Amendments. Except as otherwise expressly provided by the Articles of Incorporation or Bylaws, alteration, amendment or repeal of these Bylaws, and the adoption of new bylaws, shall require the affirmative vote of a majority of the shares of capital stock entitled to vote thereon or not less than two thirds of the full Board of Directors at a meeting the notice of which shall include the amendment as an item of business to be transacted and which notice shall either set out the text of the proposed amendment or summarize the changes to be effected thereby. Notwithstanding the foregoing, the Board of Directors may not, for a period of two years following the amendment or repeal of any bylaw provision by the shareholders, amend or readopt such provision.

      Date adopted:  ________________

                                       ______________________________
                                       Sally J. Hutchins, Clerk